Exhibit 10.1

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Ommissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXECUTION COPY

DEVELOPMENT AND MANUFACTURING SERVICES AGREEMENT

This Development and Manufacturing Services Agreement (this “Agreement”) is made as of May 20, 2016 (“Effective Date”) between CMC ICOS BIOLOGICS, INC., a Washington corporation (“CMC”), and Catalyst Biosciences, Inc., a Delaware Corporation (“Customer”).

•	CMC provides bioprocessing services to pharmaceutical and biotechnology companies;
•	Customer wishes to contract with CMC for the provision of the Services pursuant to one or more Work Statements that may be entered into from time to time during the Term; and
•	CMC is willing to perform the Services on the terms in this Agreement and the Quality Agreement.
•

The parties have entered into a letter of agreement dated November 30, 2015 (the “LOA”), under which CMC provided certain services to the Customer, and a Confidentiality Agreement dated June 12, 2015 (the “Confidentiality Agreement”).  Upon its execution, this Agreement shall supersede and replace the (i) LOA and all services performed thereunder shall be deemed to have been performed under this Agreement and (ii) Confidentiality Agreement and all disclosures thereunder shall be deemed to have been made under this Agreement.

Therefore, the parties agree as follows:

1.	DEFINITIONS. Capitalized terms used in the main body of this Agreement but not otherwise defined in the main body are defined in Appendix I.
2.	PERFORMANCE OF THE SERVICES
2.1

Work Statements.  The Services will be described in one or more Work Statements.  As of the Effective Date, the parties are entering into Work Statement No. 1 attached as Appendix III.  From time to time during the Term, the parties may enter into additional Work Statements for the performance of Services.  Each Work Statement will be signed by each party and will be governed by this Agreement.

2.2

Standards.  CMC will use [* * *] efforts to perform the Services and meet the Timeline and, where required by the Work Statements, comply with [* * *].  The parties will evaluate CMC’s efforts taking into account [* * *].

2.3

Totality of Services.  CMC will not perform any Services other than those described in the Work Statement.  Due to the nature of the Services, however, changes to the Services may be necessary to achieve the Objective.  If changes to the Services are necessary, the

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Ommissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXECUTION COPY

parties will [* * *]. Changes to the Services may affect the Price and Timeline. For clarity, to the extent any Services need to be re-performed as a result of CMC’s Fault, [* * *].
2.4	Project Team
2.4.1

Each party will name and notify the other party of its representatives who will form the project team and who will be responsible for planning, executing and discussing issues regarding the Services and communicating with the other party (“Project Team”).  Each party will have one vote in determinations and approvals made by the Project Team.  All determinations and approvals of the Project Team will require the [* * *].

2.4.2

The Project Team will schedule meetings at regular intervals for the purpose of communicating updates on the performance of the Services and providing an initial forum for discussing and resolving any issues encountered with the Services.  These meetings will be conducted by telephone or, if necessary, by face-to-face meetings.  Each party is responsible for its own costs in attending these meetings.

2.4.3	Any decision by [* * *] that amends the Services will not be binding unless it is recorded in writing and signed by [* * *].
2.5

Additional Batches of Product. In the event that Customer so elects, CMC shall agree to enter into a Work Statement for the cGMP manufacture of one or more additional Batches of Product for use in Customer’s clinical trials [* * *].

3.CUSTOMER MATERIALS

3.1

Transfer.  Customer will use [* * *] efforts to deliver and, with CMC’s cooperation, transfer to the CMC Facility and CMC’s personnel the Customer Materials and other information described in the Work Statement by the deadline in the Work Statement.  To the extent relevant to the Services, that information will include[* * *]. All information must be provided in written form and in English.

3.2

Customer Assistance.  Customer will use [* * *] efforts to promptly and, in any event, within [* * *] after the request, make reasonably available to CMC suitably qualified and skilled employees or representatives to assist in the successful transfer of the Customer Know‑How, Customer Materials and Process to CMC.

3.3

MSDS.  At least [* * *] before the delivery of the Customer Materials (including, where applicable, the Cell Line) Customer must provide to CMC an accurate and complete written risk assessment (in English) for genetically modified organisms that details the hazards, storage and handling recommendations for the Customer Materials (“Materials and Safety Data Sheet”).

3.4	Return of Customer Materials. Within [* * *] Customer must notify CMC whether it wants CMC to return the Customer Materials to Customer or a third party storage facility or if it

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Ommissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXECUTION COPY

wants CMC to dispose of the Customer Materials, [* * *].  If Customer fails to give the notice required by this Section 3.4 within[* * *] after the completion of the relevant Services, CMC may, after providing at least [* * *] prior written notification to Customer dispose of them [* * *], or return them to the Customer [* * *], in its sole discretion and without liability to Customer.

4.TIMELINE CHANGES, SPECIFICATION AND CGMP CHANGES

4.1	Timeline Changes
4.1.1.	The parties may revise the Timeline [* * *].
4.1.2	In addition, [* * *].
4.2	Manufacturing; Specification and Quantities
4.2.1

In performing the Manufacturing Services, CMC will use [* * *] efforts to manufacture Product to meet the Specification then in effect where required by the Work Statement. [* * *].  CMC must use [* * *] efforts to manufacture Product to meet the Specification then in effect.  If there is a failure of the Product to meet Specification then in effect, the parties shall investigate the reason for such failure in accordance with Section 6.10.  If the investigation reveals that such failure to meet Specification arises due to CMC’s Fault, [* * *].

4.2.2	The Specification may be revised by [* * *].
4.2.3	All quantities of Product are estimates only and except as expressly stated below in subsection (a) or as may be expressly stated in a Work Statement, [* * *].

(a)  [* * *].

4.3	Changes in cGMP. If there are any material and unforeseen changes in cGMP or manufacturing regulations issued under law that impact the Services and:
4.3.1	are specific to the Product and not of general requirement for biologics contract manufacturing services; or
4.3.2	[* * *];

then CMC must notify Customer and the parties must in good faith discuss ways to continue the Services [* * *]. If the parties do not reach agreement [* * *].

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Ommissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXECUTION COPY

5.	MANUFACTURING CAPACITY AND CANCELLATION FEES
5.1	Reservations and Scheduling
5.1.1

As of the Effective Date, and at the execution of each Work Statement, CMC will reserve Slots in its cGMP manufacturing suite for those cGMP Batches to be manufactured under the Manufacturing Services according to the then‑current Timeline.

5.1.2

If the Timeline is amended and that amendment affects the scheduled Slot for any Batch, CMC will update its manufacturing schedule and reserve a new Slot for each affected Batch. Unless otherwise requested by Customer, CMC will reserve those Slots as near in time to the existing vacated Slots as CMC’s then‑current schedule will permit, taking into account reserved slots under CMC’s existing manufacturing schedule for its whole facility.

5.2Cancellation or Delay of cGMP Batches resulting from Customer’s actions or elections:

5.2.1	Customer must pay CMC the Cancellation Fees stated below in Section 5.4, if [* * *]
(a)	[* * *];
(b)	[* * *]
(c)	[* * *].
5.3	Non-Fault Delay or Cancellation of cGMP Batches:
5.3.1	Cancelled Batches. Customer must pay CMC [* * *] of the Cancellation Fees stated below in Section 5.4, if [* * *];
(a)	[* * *].
5.3.2	Delayed Batches. The parties agree that Customer will not be liable for any Cancellation Fees stated below in Section 5.4, if [* * *].
5.4	Batch Cancellation and Delay Fees:
5.4.1	CMC will use [* * *] efforts [* * *].
(a)	If CMC is able to [* * *].
(b)	If CMC is able to [* * *].

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Ommissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXECUTION COPY

5.4.2	In the event of an Affected Batch described in Section 5.2, [* * *].

[* * *].

6.PACKAGING, DELIVERY, STORAGE, EXAMINATION, DEFECTS AND SAMPLES

6.1	Packaging. CMC will package all Cell Lines, Product and perishable Deliverables to be Delivered per CMC’s applicable packaging SOPs, the Work Statement and Regulatory Obligations.

6.2Delivery.

6.2.1

CMC will provide Customer with [* * *] of the anticipated date of Delivery of Product (which will be contemplated in the Timeline and CMC will use [* * *] efforts to deliver the Product [* * *] after the completion of the Batch.  CMC will provide notice to Customer at least [* * *] before CMC is to Deliver that Product.

6.2.2

Except as stated in Section 6.2.4 or in the Specifications, all Product that CMC manufactures under this Agreement will be released to Customer [* * *].  Product will be considered “delivered” [* * *] (“Delivery” or “Delivered”).  Customer may arrange collection at any time during normal business hours on Business Days or other times as may be agreed by the parties.

6.2.3	CMC has no obligation to clear for export or import any Deliverables nor is CMC obligated to obtain, or assist Customer in obtaining, export or import licenses, consents or permissions.
6.2.4

CMC will deliver to Customer or Customer’s designee by mail or electronic mail all Data, results, Batch records and Drug History Records within [* * *] of the completion of the applicable Manufacturing Services.

6.3

Release For Further Processing.  Subject to, and if permitted by, Regulatory Obligations, [* * *] (“Release For Further Processing”).  Any Product that is the subject of Release For Further Processing must, until the applicable Certificate of Analysis is issued by CMC:

6.3.1	not be administered to any living organism;
6.3.2	be handled by Customer with the utmost care as if it were an unknown substance; and
6.3.3	be accepted at Customer’s sole risk and liability for any use of such Product prior to delivery by CMC of the applicable Certificate of Analysis for such Product.

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Ommissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXECUTION COPY

CMC is not liable for any loss or damage caused by Product that is the subject of Release For Further Processing prior to the delivery by CMC of the applicable Certificate of Analysis for such Product.

6.4	Title and Risk. Title and risk of loss in the Deliverables transfers to Customer [* * *].
6.5	Storage and Transport. If Customer elects to have a shipping company or other agent (“Shipping Company”) collect and transport the Product on Delivery, Customer must
6.5.1	inform CMC of Customer’s designated Shipping Company before the collection of the Product;

6.5.2coordinate with the Shipping Company for the shipment of the Product; and

6.5.3	ensure that the Product is stored and transported in accordance with the Shipping Guidelines.

[* * *]

6.6

Storage.  If Customer or Customer’s Shipping Company is unable to collect the Product at the time of Delivery, CMC will store the Product for a period of [* * *], at Customer’s request.  Storage of the Product at CMC’s premises after Delivery is at [* * *] except that [* * *].  If the Product has not been collected by Customer or Customer’s Shipping Company within [* * *], CMC will notify Customer.  If Customer or Customer’s Shipping Company fails to collect the Product within [* * *] after the date of that notice, CMC may, [* * *].  If CMC elects to continue to store the Product, [* * *].

6.7

Samples.  CMC must store samples of all cGMP Product released by CMC’s quality department with a Certificate of Analysis for the period required by applicable Regulatory Obligations, which in the absence of a definitive time period is [* * *] from the date of release or Delivery of the applicable Product.  After the expiration of the relevant time period, [* * *].

6.8	Shipping Guidelines. Customer’s failure to comply with the Shipping Guidelines before or after serving a Defect notice (as defined below) shall [* * *].
6.9	Examination of Products for Defects.
6.9.1

Customer must [* * *] examine and test the Products for (a) defect and non‑conformity with any applicable cGMP standards that the Products are required to meet under this Agreement, and (b) in the case of Product manufactured to Specification and released with a Certificate of Analysis, the failure of the Product to meet Specification (each a “Defect”).  [* * *].

6.9.2

Where any alleged Defect is identified, Customer must notify CMC in writing (“Defect Notice”) within [* * *] after receipt of the Certificate of Analysis applicable to such Product.  To be effective, a Defect Notice must identify

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Ommissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXECUTION COPY

(a)	the Product;
(b)	the date of Delivery and collection;
(c)	reasonable detail of the Defect, including test results;
(d)	where applicable full disclosure of the methodology of all analytical tests performed on the Product and the results of those tests;
(e)

confirmation that the Products have been stored and transported in accordance with the applicable Shipping Guidelines or a declaration that any deviation from the Shipping Guidelines did not cause any such Defect; and

(f)	where the Customer asserts that the Defect is due to CMC, the reasons for that assertion.
6.9.3

In consultation with CMC, Customer must return samples of the Products that are subject to the Defect Notice in accordance with the Shipping Guidelines to CMC within [* * *] after the date of the Defect Notice.

6.9.4

Following receipt of the Defect Notice, CMC must cooperate with Customer and [* * *] investigate whether the Defect is due to CMC’s Fault and must report to Customer within [* * *] after receipt of the samples whether CMC accepts responsibility for the Defect.

6.9.5	If Customer fails to notify CMC of a Defect in any Product in accordance with the provisions and time limits stipulated in this Section 6.9, [* * *].

6.10Consequences of Defective Product.

6.10.1

If Customer reasonably demonstrates that the Defect is due to CMC’s Fault (including, for clarity, that the Product did not meet Specifications when delivered by CMC with a Certificate of Analysis) and not as a result of any third party or Customer action or inaction, [* * *].  CMC will undertake those efforts [* * *].

6.10.2

If there is a dispute regarding the existence or cause of a Defect (“Disputed Product”), [* * *].  This process may involve Customer sending a representative and a sample of the Disputed Product to CMC, and the parties conducting[* * *].  The parties must [* * *] after completing those tests to resolve whether the Disputed Product is Defective due to CMC’s Fault.

6.10.3	If the parties cannot resolve their dispute in the manner described above as to whether a Disputed Product meets the Specification or as to the cause of a Defective Product, [* * *]

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Ommissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXECUTION COPY

6.11

Rejected Product.  Customer must segregate and must not use any Product for any human clinical testing or trials after it becomes aware of a Defect relating to such Product.  On a final determination that any Product is Defective as a result of CMC’s Fault, [* * *] all remaining Product to CMC, or (b) destroy all remaining Product, at CMC’s election.

6.12

Examination and Correction of Non‑Manufacturing Deliverables.  Customer must, [* * *] after delivery, examine and test the Deliverables (other than Products) for any non‑conformity with any applicable standards that those Deliverables are required to meet under this Agreement.  Where any alleged non‑conformity is identified, Customer must [* * *] after delivery of the Deliverable.  To be effective, that notice must identify the Deliverable and provide reasonable detail of the non‑conformity.  From receipt of the notice, CMC must [* * *] investigate whether the non‑conformity is due to CMC’s Fault and must report to Customer within [* * *] after receipt of the notice whether it accepts responsibility for the non‑conformity.  If Customer reasonably demonstrates that the non‑conformity is due to CMC’s fault and not as a result of any third party or Customer action or inaction, then CMC will use [* * *] to either [* * *] replace or correct the Deliverable at [* * *]; provided, that Customer has [* * *] CMC of the non‑conformity per this Section 6.12.

6.13	Exclusive Remedies. [* * *].
7.	PRICE AND PAYMENT TERMS
7.1

Amounts.  All amounts stated in this Agreement are denominated, and must be paid, in U.S. Dollars.  Unless otherwise specifically stated in a Work Statement, the Price stated in the Work Statement is exclusive of [* * *].

7.2	Payment Schedule. Unless a different payment schedule is provided in the Work Statement, CMC will issue invoices for the Price of Stages as follows:
7.2.1	[* * *]:
7.2.2	[* * *]:
7.3	Incidental Costs.
7.3.1	Raw Materials. The costs for raw materials and handling are described in the Work Statement.
7.3.2	External Analysis. The costs and handling for external analysis are described in the Work Statement.
7.3.3	Handling Fees. [* * *].
7.3.4	Other Fees. [* * *].

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Ommissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXECUTION COPY

7.4	Payments. Unless otherwise directed by CMC, all invoices must be paid by wire transfer of immediately available funds to the following account:

[* * *]

Unless otherwise stated on an invoice, Customer must pay all undisputed amounts on invoices in full without any deductions within [* * *] by CMC.

7.5	Late Payments. If any amount is not paid in full when due under this Agreement and such amount is not disputed in good faith by Customer, CMC may
7.5.1	[* * *], and
7.5.2	if a payment is not received within [* * *] of the applicable due date, [* * *].
7.6	Acceptance of Invoices. All invoices will be considered accepted by Customer unless customer notified CMC to the contrary within [* * *] after delivery of the applicable invoice.
8.	INTELLECTUAL PROPERTY
8.1	Pre-Existing Intellectual Property. Each party [* * *].
8.2	CHEF1 Technology. Notwithstanding anything to the contrary in this Agreement, [* * *].
8.3

Customer’s Grant of License for the Services.  Customer hereby grants to CMC and its Affiliates for the Term a non‑exclusive, royalty‑free, sublicensable (but only to Affiliates and third party contractors), license [* * *].

8.4

Intellectual Property Created in the Course of the Services.  Without affecting Section 8.2, all data, information and Intellectual Property first generated by CMC in its performance of the Services and that is [* * *] owned by Customer (“Customer IPR”).  CMC hereby assigns and agrees to assign to Customer all right, title and interest of CMC in any Customer IPR. CMC shall (a) disclose promptly to Customer all Customer IPR, and (b) whether during or after the period of the Services with Customer, execute such written instruments and do such other acts as may be necessary in the opinion of Customer to obtain a patent, register a copyright or otherwise evidence or enforce Customer’s rights in and to such Customer IPR.

8.5

CMC IPR.  All Intellectual Property developed by CMC in the performance of the Services other than Customer IPR will be owned by CMC (“CMC IPR”).  Customer hereby assigns to CMC all right, title and interest of Customer in any CMC IPR.

8.6

License to CMC IPR.  Provided that Customer has satisfied its payment obligations under this Agreement, CMC hereby grants to Customer a perpetual, irrevocable (subject to the termination of this Agreement by CMC pursuant to Section 12.2), non‑exclusive, royalty free, sublicensable, worldwide license to use CMC Intellectual Property Rights (including,

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Ommissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXECUTION COPY

for clarity, CMC’s Pre-Existing IPR) and CMC IPR [* * *] owned or controlled by CMC to the extent reasonably necessary to make, use, sell, offer to sell and import the Product and use (or have used) the Cell Line or Process to manufacture Product.  [* * *].

8.7	Right to File for Protection. Each party may file patent protection on any Intellectual Property it owns in accordance with Section 8.1, 8.2, 8.4 or 8.5, and the other party will [* * *].
8.8

Party’s Name.  Except as otherwise provided in this Agreement or required by any applicable law, regulation or order of an administrative agency or court of competent jurisdiction, neither party shall use the name of the other party or of the other party’s Affiliates, directors, officers or employees in any advertising, news release or other publication except that CMC may identify Customer by name as a customer of CMC.

8.9

Third Party IPR and Confidential Information. CMC will not use or incorporate any intellectual property of a third party (“Third Party Technology”) or any other confidential or proprietary information of any third party in the performance of the Services, the development of the Process or into any Deliverable.

8.10	No Implied Licenses. Except for the licenses expressly granted in this Agreement, no rights or licenses are granted by implication, estoppel or otherwise.
9.	CONFIDENTIAL INFORMATION
9.1	The Recipient Party must
9.1.1	Except as is authorized in Section 8.6, use the Confidential Information of the Disclosing Party only [* * *] to carry out this Agreement;
9.1.2

protect the Confidential Information of the Disclosing Party against unauthorized use or disclosure applying standards of care reasonably expected and no less stringent than the standards applied to protection of Recipient Party’s own confidential information of a similar nature; and

9.1.3

not disclose any Confidential Information of the Disclosing Party to any person or entity except to its Permitted Recipients but then only on a need‑to‑know basis to those Permitted Recipients who are bound by confidentiality restrictions as restrictive as this Section 9.

9.2	The obligations in Section 9.1 do not apply to information that:
9.2.1.

at the time of its disclosure by the Disclosing Party, was available to the public and could be obtained without reference to the Confidential Information by any person with no more than reasonable diligence;

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Ommissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXECUTION COPY

9.2.2	becomes generally available to the public other than by reason of a breach of this Agreement or any breaches of confidence by the Recipient Party or it’s Permitted Recipients;
9.2.3	at the time of disclosure and as evidenced by the Recipient Party’s written records, was lawfully already within its possession; or
9.2.4	is independently developed by the Recipient Party without reference to the Confidential Information of the Disclosing Party as evidenced by the Recipient Party’s written records.
9.3

The Recipient Party may disclose certain Confidential Information of the Disclosing Party, without violating the obligations of this Agreement, to the extent that disclosure is required by and in compliance with a valid order of a court or other governmental body having jurisdiction, provided that the Recipient Party provides the Disclosing Party with reasonable prior written notice of the disclosure and makes a reasonable effort to obtain, or to assist the Disclosing Party in obtaining, a protective order preventing or limiting the disclosure.

9.4

If the Recipient Party or any of its Permitted Recipients becomes aware of any actual or potential unauthorized use or disclosure of the Confidential Information of the Disclosing Party, the Recipient Party must inform the Disclosing Party as soon as reasonably possible after it becomes aware of that actual or potential unauthorized use or disclosure.  The Recipient Party must cooperate in any action that the Disclosing Party may decide to take.

9.5

Except as otherwise provided in this Agreement or otherwise required by law, neither Customer nor CMC will disclose any terms of this Agreement to any third party without the prior written consent of the other party except to its Permitted Recipients, investors, potential investors, potential acquirers of the Product or other professional advisers but then only on a need‑to‑know basis to those Permitted Recipients investors, potential investors, potential acquirers of the Product or other professional advisers who are bound by confidentiality restrictions as restrictive as this Section 9.

9.6

On the termination of this Agreement or at the request of the Disclosing Party, the Recipient Party must promptly return to the Disclosing Party any Confidential Information of the Disclosing Party then in its possession or control except where that Confidential Information is covered under surviving license rights between the parties.  However, each party may retain in its legal files a single copy of any document that contains the Disclosing Party’s Confidential Information solely for the purpose of determining the scope of the obligations under this Agreement.  Neither party is obligated to destroy electronic files securely archived in accordance with its customary data retention policies.

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Ommissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXECUTION COPY

10.	LIMITED WARRANTIES
10.1	Customer Warranties. Customer warrants and represents to CMC that:
10.1.1	Customer has [* * *];
10.1.2	[* * *];
10.1.3	to its knowledge, [* * *]
10.1.4	(a) to its knowledge, [* * *].
10.2.	CMC Warranties. CMC warrants, represents and covenants to Customer that:
10.2.1

it has the necessary permits, facilities, third party contractors and skilled personnel that may be reasonably anticipated to be necessary of a biologics contract manufacturer for the regular provision of manufacturing and development services of biologic material;

10.2.2	[* * *];
10.2.3.	[* * *];
10.2.4	[* * *];
10.2.5	[* * *]; and
10.2.6	all Services will be conducted in a professional and workmanlike manner by personnel qualified to perform the Services.
10.3

Disclaimer of All Other Warranties.  TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EXCEPT FOR THOSE EXPRESS WARRANTIES IN THIS SECTION 10, NEITHER PARTY MAKES OR GIVES ANY OTHER WARRANTIES, EXPRESS OR IMPLIED (WHETHER BY STATUTE, CUSTOM, COURSE OF DEALING OR OTHERWISE) AND EACH PARTY HEREBY DISCLAIMS ALL OTHER EXPRESS OR IMPLIED WARRANTIES, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR USE, NON‑INFRINGEMENT AND TITLE.

11.INDEMNIFICATION

11.1

CMC’s Indemnity.  Customer must indemnify and defend and hold harmless CMC and its Affiliates and each of their respective directors and officers and Testing Laboratories (“CMC Parties”) against any and all losses, demands, claims, liabilities, damages, costs and expenses (including court costs and reasonable attorneys’ fees and expenses)

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Ommissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXECUTION COPY

(“Claims”) arising from a third-party (except with respect to claims described under Section 11.1.3) that the CMC Parties incur as a result of any:
11.1.1

alleged or actual infringement or misappropriation of any Intellectual Property rights of any third party to the extent arising from CMC’s use of the Cell Line, Process, Customer Intellectual Property Rights or Customer Materials in the performance of the Services and/or manufacture of the Product;

11.1.2

claims resulting from the administration, use, handling, storage or other disposition of the Product or Drug Substance in any form, except to the extent (i) any such Claim arises from, is based on or results from any activity set forth in Section 11.2.1, 11.2.2, or 11.2.3, for which CMC is obligated to indemnify the Customer Parties under Section 11.2 or (ii) any such Claim arises from, is based on, or results from CMC’s negligence, intentional misconduct or breach of this Agreement;

11.1.3

contamination or damage to CMC’s operations or any facility caused by the Cell Line or Customer Materials except to the extent the Cell Line and Customer Materials were not handled in accordance with the Materials and Safety Data Sheet;

11.1.4	use of any Product that was the subject of a Release for Further Processing in accordance with Section 6.3 and such use was prior to receiving the Certificate of Analysis from CMC; and
11.1.5	any acts or omissions of any third party auditor of Customer.

The foregoing indemnity obligation shall not apply to the extent that the CMC Parties fail to comply with the indemnification procedures set forth in Section 11.3 and Customer’s defense of the relevant Claims is prejudiced by such failure.

11.2

Customer’s Indemnity.  CMC must indemnify, defend and hold harmless Customer and its Affiliates and each of their respective directors and officers (“Customer Parties”) against any and all Claims arising from a third-party (except with respect to claims described under Section 11.2.1 and 11.2.2) that the Customer Parties incur as a result of any:

11.2.1	material inaccuracy in a Certificate of Analysis such that the certified Product at the time of Delivery does not meet the Specification when certified to meet it;
11.2.2	failure of CMC to manufacture the Product according to cGMP when the Product is released by CMC at the time of Delivery as a cGMP Product; and
11.2.3

actual or alleged infringement or misappropriation of any Intellectual Property rights of any third party to the extent that infringement or misappropriation is due to the Process developed as part of the Services but excluding claims to the extent the infringement or misappropriation is caused by the use of the Process

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Ommissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXECUTION COPY

developed as part of the Services in combination with the Cell Line, Customer Materials, Process supplied by the Customer, or Customer Intellectual Property Rights.

The foregoing indemnity obligation shall not apply to the extent that the Customer Parties fail to comply with the indemnification procedures set forth in Section 11.3 and CMC’s Customer’s defense of the relevant Claims is prejudiced by such failure.

11.3	Indemnification Procedure. The party (“Indemnitee”) that claims indemnification under this Section 11 must:
11.3.1

promptly, and in any event within [* * *] of it receiving notice of the Claim, notify the other party (“Indemnitor”) in writing of the Claim; provided, that failure to give that notice will not relieve the Indemnitor of its indemnification and defense obligations except to the extent the failure materially prejudices the ability of the Indemnitor to defend against the Claim;

11.3.2	permit the Indemnitor to control the defense of the Claim; and
11.3.3	have the right (at the Indemnitee’s expense) to participate in the defense of the Claim.
11.4

Settlement.  The Indemnitor must not settle or consent to an adverse judgment in any Claim indemnified by the Indemnitor that adversely affects the interests of the Indemnitee or imposes additional obligations on the Indemnitee, without the prior written consent of the Indemnitee.

11.5

IP Claims.  Each party must [* * *] (and within [* * *] if permissible under applicable law or stock exchange rules) notify the other party of any third party allegation of infringement or misappropriation of any third party Intellectual Property rights due to the handling, storage or use of the Cell Line, Customer Materials, Customer Intellectual Property Rights or CMC Intellectual Property Rights or the manufacture of the Product.

12.TERM AND TERMINATION

12.1

Term.  The term of this Agreement commences on the Effective Date and terminates on the later of [* * *] unless sooner terminated in accordance with Section 4.4, 12.2, 12.3, 12.4, 12.5 or 15.1 or extended by mutual written agreement of the parties (“Term”).

12.2	Termination for Default. Either party (“Non-Defaulting Party”) may terminate this Agreement on notice to the other party (“Defaulting Party”) if
12.2.1	the Defaulting Party fails to pay any amount payable under this Agreement within [* * *] after the due date;

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Ommissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXECUTION COPY

12.2.2

the Defaulting Party commits a material breach of its obligations under this Agreement and fails to remedy it during a period of [* * *] starting on the date of receipt of notice from the Non‑Defaulting Party identifying the breach and requiring it to be remedied;

12.2.3

a petition is filed against the Defaulting Party for an involuntary proceeding under any applicable bankruptcy or other similar law and that petition has not been dismissed within [* * *] after filing or a court having jurisdiction has appointed a receiver, liquidator, trustee or similar official of the Defaulting Party for any substantial portion of its property, or ordered the winding up or liquidation of its affairs; or

12.2.4

the Defaulting Party commences a voluntary proceeding under applicable bankruptcy or other similar law, has made any general assignment for the benefit of creditors, or has failed generally to pay its debts as they become due.

12.3	Termination for Convenience.
12.3.1

Customer may terminate this Agreement or any Stage of the Services at any time before completion of the Services or Stage by giving no less than [* * *] notice in writing to CMC detailing the Stages of the Services that are to be terminated.

12.3.1	CMC may terminate this Agreement at any time after the completion of all Stages under all Work Statements by giving [* * *] to Customer.
12.4	Termination for Scientific or Technical Difficulties.

CMC may terminate this Agreement or any Stage on [* * *] notice if CMC reasonably concludes that it cannot technically or scientifically deliver the Services contemplated by this Agreement or any Stage despite applying its[* * *] efforts.  During the [* * *] notice period or when CMC notifies Customer that it has become aware that a technical or scientific problem has or may arise, the parties must in good faith discuss the difficulties and scientific and technical hurdles in an attempt to resolve those problems.  If the parties agree during those discussions that the Services can be delivered then the notice to terminate will expire and this Agreement (or the Stage as the case may be) will continue in effect.  If agreement cannot be reached this Agreement or Stage, at CMC’s election, will terminate on expiration of the [* * *] notice period.  During the notice period, CMC will not undertake any new activities under the Services and will use [* * *] efforts to promptly wind down the affected Services and to mitigate or otherwise minimize costs relating to such affected Services (including cancelling all revocable fees and expenses).

Customer may terminate this Agreement or any Stage on [* * *] notice if Customer reasonably concludes that CMC cannot technically or scientifically deliver the Services contemplated by this Agreement or any Stage despite applying its [* * *] efforts after a delay of greater than [* * *] in the Timeline or upon the agreement of the parties, but only after the parties have discussed the difficulties and scientific and technical hurdles in an attempt to resolve those problems.  If agreement cannot be reached as to a technical or

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Ommissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXECUTION COPY

scientific path forward this Agreement or Stage, at Customer’s election, will terminate on expiration of the [* * *] notice period.  During the notice period, CMC will not undertake any new activities under the services and will use [* * *] efforts to promptly wind down the affected Services and to mitigate or otherwise minimize costs relating to such affected Services (including cancelling all revocable fees and expenses).

12.5

Termination for Certain Unresolved Indemnity Claims.  If a Claim for indemnification is made under Section 11.1.1, 11.1.3 or 11.2.3 and the parties do not reach an agreement to settle or overcome the Claim within [* * *]after notification under Section 11.3.1, the party to whom the indemnity Claim has been made, may, on [* * *]notice in writing terminate this Agreement.

12.6Effect of Termination.

12.6.1	Upon termination of this Agreement for any reason Customer shall pay to CMC:
(a)

payments due by Customer to CMC for Services performed up to and including the day of termination for all completed Stages and for partially completed Stages an amount calculated on a pro‑rata basis taking into account the Price for the cancelled Stages (fairly determined by the Project Team taking into account FTE hours, materials, profit element and irreversible commitments incurred by CMC). Notwithstanding anything to the contrary, unless otherwise agreed upon by the parties (e.g., in the context of finalizing certain Stages of Services or otherwise preparing for a technology transfer), CMC shall use [* * *] efforts to minimize all costs and expenses and to cease conducting the Services upon the receipt or delivery (as applicable) of notice of termination;

(b)	To the extent applicable under Section 5.2, payments due pursuant to Section 5.2, to the extent not already included in the payments contemplated in this Section 12.6.1; and
(c)

payments due at the time of termination pursuant to Section 7 and also in accordance with the payment terms in the Work Statement, to the extent not already included in the payments contemplated in this Section 12.6.1.

12.6.2

Upon termination of this Agreement for any reason, provided that Customer has paid all amounts outstanding, CMC will, within [* * *]of (a) those payments having been made or (b) the date of termination of this Agreement, (whichever is the later) provide the Customer with all Deliverables then manufactured or generated and all transferable work in progress and all Product then manufactured and released, subject to Regulatory Obligations.  Work in progress is transferred to Customer [* * *].

12.7	Survival. Termination will not affect the accrued rights of CMC or Customer arising under this Agreement. The provisions of this Agreement, which by their terms or reasonable

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Ommissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXECUTION COPY

implication would continue beyond any termination or expiration of this Agreement, including without limitation Sections 1, 3.4, 7, 8, 9, 10, 11, 12.6, 13, 14 and 15 shall survive any termination or expiration of this Agreement to the degree necessary to permit their complete fulfillment or discharge.

13.	TECHNOLOGY TRANSFER
13.1

Scope.  Upon termination or expiration or during the notice period for termination of this Agreement other than where Customer is the “Defaulting Party,” Customer may seek assistance from CMC for the transfer to a single skilled and qualified manufacturer of the then‑current Process solely for the purpose of manufacturing Product for Customer (“Technology Transfer”); [* * *].

13.2

Limits.  The obligations of CMC under Section 13.1 will only be exercisable by Customer within a period of [* * *] after the date of termination or expiration and CMC is not obliged to commit any human resources greater than [* * *] . [* * *].

14.	LIMITATIONS OF LIABILITY
14.1

Limitation of Liability.  Except as provided in Section 14.3, CMC’s aggregate liability to Customer for any loss or damage suffered by Customer as a result of breach of this Agreement or any other liability (including negligence, misrepresentation or claims under the indemnities) under this Agreement or in connection with the Services is limited, in the aggregate, to the lesser of [* * *].

14.2

Disclaimer of Certain Damages.  EXCEPT AS PROVIDED IN SECTION 14.3, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, INDIRECT, PUNITIVE, CONSEQUENTIAL (INCLUDING LOST PROFITS) OR SPECIAL DAMAGES ARISING OUT OF ITS BREACH OF THIS AGREEMENT OR ANY OTHER LIABILITY (INCLUDING NEGLIGENCE, MISREPRESENTATION OR CLAIMS UNDER THE INDEMNITIES) ARISING IN CONNECTION WITH THIS AGREEMENT, EVEN IF THOSE DAMAGES WERE FORESEEABLE AND WHETHER THOSE DAMAGES ARISE IN TORT, IN CONTRACT OR OTHERWISE.

14.3

Exclusions.  The limitations in Sections 14.1 and 14.2 do not apply to (a) claims arising from either party’s gross negligence; (b) liability for any fraud or fraudulent misrepresentation; (c) amounts owing by a party under Section 7; or (d) [* * *] or (e) [* * *].

15.	MISCELLANEOUS
15.1

Excused Performance.  CMC will not be liable to Customer nor be considered to have breached this Agreement for failure or delay in performing to the extent, and for so long as, the failure or delay is caused by or results from a force majeure, Such excuse shall be continued so long as the condition constituting force majeure continues and CMC takes reasonable efforts to remove the condition. For purposes of this Agreement, force majeure shall include conditions beyond the reasonable control of the Parties, including without limitation an act of God, war, civil commotion, terrorist act, labor strike or lock-out,

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Ommissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXECUTION COPY

epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe.  CMC must notify Customer of any force majeure event that prevents CMC from performing the Services.  If a force majeure event continues for more than [* * *] after CMC’s notice, and is adversely affecting the performance of this Agreement, each party will have the right terminate this Agreement on [* * *]. In that event, Customer will not have any claim for damages as a result of the termination or non-performance of the Services; provided CMC will reimburse Customer for all fees paid by Customer less costs incurred by CMC (if any) with respect to such affected Services and for clarity, Customer will have no obligation to pay CMC for Services which cannot be performed as a result of a force majeure.

15.2

Insurance.  During the Term and [* * *] thereafter, CMC must maintain a comprehensive general liability insurance against claims for bodily injury or property damage arising from CMC’s activities in performing the Services as well as claims for which CMC is obligated to indemnify, defend and hold harmless the Customer Parties pursuant to Section 11.2, with insurance companies and in amounts as CMC customarily maintains for similar activities, but in all events, no less than CMC’s coverage limits on the Effective Date.  Customer must during the Term and for the longer of [* * *].

15.3

Press Release. CMC will not issue any press release to announce the collaboration under this Agreement without Customer’s prior approval; provided if Customer issues a press release announcing the collaboration between the parties, CMC may issue such a press release but shall not disclose the Product or financial information.

15.4

Amendment.  Other than as provided for elsewhere in this Agreement, any amendment of this Agreement (or any document entered into pursuant to this Agreement) will be valid only if it is in writing and signed by each party.

15.5

Assignment.  Neither party may assign this Agreement without the prior written consent of the other party, such consent not to be unreasonably withheld, except that either party may assign this Agreement without the prior consent of the other party: (a) to a third party successor to all or substantially all of the business or assets relating to the Product (an “Acquiror”), whether in connection with a merger, consolidation or sale of assets or other transaction; or (b) to its Affiliate provided that the acquired party notifies the other of that transaction within [* * *] after the earlier of the public announcement or closing of that transaction.  Any permitted assignment shall be binding on the successors of the assigning Party.  Any successor or assignee of rights and/or obligations permitted hereunder shall, in writing to the other Party, expressly assume performance of such rights and/or obligations.  Any attempted or purported assignment in violation of this Section 15.5 shall be null and void.

15.6

Subcontracting.  CMC may subcontract to (a) its Affiliates, any of the Services provided that the Affiliate may not further subcontract those Services; (b) Testing Laboratories, only those parts of the Services identified in the Work Statement; and (c) any other third party, any of the Services with the prior written consent of Customer (that consent not to be unreasonably withheld, delayed or conditioned).  CMC will remain responsible for the

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Ommissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXECUTION COPY

activities of its subcontractors except to the extent that Customer requires CMC to use a subcontractor that Customer selects over CMC’s objection.
15.7

Waiver.  In no event will any delay, failure or omission (in whole or in part) in enforcing, exercising or pursuing any right, power, privilege, claim or remedy conferred by or arising under this Agreement or by law, be deemed to be or construed as a waiver of that or any other right, power, privilege, claim or remedy in respect of the circumstances in question, or operate so as to bar the enforcement of that, or any other right, power, privilege, claim or remedy, in any other instance at any time or times subsequently.

15.8

Severability.  If any provision of this Agreement is found by any court or administrative body of competent jurisdiction to be invalid or unenforceable, that invalidity or unenforceability will not affect the other provisions of this Agreement which shall remain in full force and effect.  The parties must, in the circumstances referred to in this Section 15.8, attempt to substitute for any invalid or unenforceable provision a valid or enforceable provision that achieves to the greatest extent possible the same effect as would have been achieved by the invalid or unenforceable provision.

15.9

Notices.  Any notice or other communication given under this Agreement (including under Section 3.4 or 6.6) must be in writing and in English and signed by or on behalf of the party giving it and must be given by hand or by delivering it or sending it by prepaid post or overnight delivery service, to the address and for the attention of the relevant party set out in this Section 15.9 (or as otherwise notified by that party under this Section 15.9).  Any notice will be deemed to have been received:

15.9.1	if hand delivered or sent by prepaid overnight delivery service, at the time of delivery; or
15.9.2	if sent by post, five Business Days from the date of posting.

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Ommissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXECUTION COPY

The addresses of the parties for the purposes of this Section 15.9 are:

CMC ICOS Biologics, Inc.

22021 20th Ave. S.E.

Bothell, Washington U.S.A. 98021

For the attention of:  Legal Department

Catalyst Biosciences, Inc.

260 Littlefield Avenue

South San Francisco, CA 94080

For the attention of:  Vice President of Manufacturing Operations

Neither party has any obligation to notify any person or entity other than as provided in Section 15.9.

15.10

Applicable Law.  This agreement will be interpreted and governed, and all rights and obligations of the parties determined, in accordance with the laws of the state of New York (regardless of choice of law provisions to the contrary).  The parties waive application of the provisions of the 1980 U.N. Convention on Contracts for the International Sale of Goods, as amended.

15.11

Dispute Resolution.  Before resorting to litigation, unless emergency relief is required by either party when either party will be free to resort to litigation, the parties must use their reasonable efforts to negotiate in good faith and settle amicably any dispute that may arise out of or relate to this Agreement (or its construction, validity or termination) (a “Dispute”).  If a Dispute cannot be settled through negotiations by appropriate representatives of each of the parties, either party may give to the other a notice in writing (a “Dispute Notice”).  Within [* * *] of the Dispute Notice being given the parties must each refer the Dispute to their respective Chief Executive Officers who shall meet in order to attempt to resolve the dispute.  If within [* * *] of the Dispute Notice (a) the Dispute is not settled by agreement in writing between the parties or (b) the parties have failed to discuss the Dispute or use good faith negotiations, the Dispute may be submitted to and finally be settled by the state or federal courts located in the state of [* * *].

15.12

Relationship of the Parties.  Nothing in this Agreement operates to create a partnership or joint venture between the parties or authorizes either party to act as agent for the other.   Neither party has authority to act in the name of or otherwise to bind the other in any way.

15.13

Entire Agreement.  This agreement together with the Quality Agreement, and the documents referred to in it, constitutes the entire agreement and understanding of the parties and supersedes any previous agreement (including the Letter of Agreement between the parties dated November 20, 2015) between the parties relating to the subject matter of this Agreement.  If any term of this Agreement conflicts with any term of

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Ommissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXECUTION COPY

the Quality Agreement, the conflicting term of this Agreement will prevail. This Agreement is written in English, and the English version of this Agreement will control.
15.14	Counterparts. This agreement may be executed in any number of counterparts.
15.15	[* * *].

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Ommissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXECUTION COPY

THIS DEVELOPMENT AND MANUFACTURING SERVICES AGREEMENT has been executed by the parties on the date first written above.

CMC ICOS Biologics, Inc.

Signature:	/s/Gustavo Mahler

Print Name:	Gustavo Mahler

Position :	President & CEO

CATALYST BIOSCIENCES, INC.

Signature:	/s/Nassim Usman, Ph.D.

Name :	Nassim Usman, Ph.D.

Position :	President & CEO

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Ommissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

APPENDIX I

Definitions

“Affiliate” means, with respect to any entity, any other entity that directly or indirectly controls, is controlled by or is under common control with that entity.  For this definition, “control” means that more than 50% of the controlled entity’s shares or ownership interests representing the right to make decisions for that entity are owned or controlled, directly or indirectly, by the controlling entity.

“Batch” means [* * *].

“Business Day” means any day that is not a Saturday, Sunday or U.S. public holiday.

“Cell Line” [* * *].

“Certificate of Analysis” means CMC’s standard form certificate of analysis confirming that Product to which the certificate relates meets the Specification and any other criteria identified on the certificate.

“cGMP” means Current Good Manufacturing Practices as promulgated under each of the following as in effect on the Effective Date and as amended or revised after the Effective Date:  (a) the U.S. Food, Drug & Cosmetics Act (21 U.S.C.  § 301 et seq.) and related U.S. regulations, including 21 Code of Federal Regulations (Chapters 210 and 211) and other FDA regulations, policies, or guidelines in effect at a particular time for the manufacture, testing and quality control of investigational drugs; and (b) the ICH guide Q7a “ICH Good Manufacturing Practice Guide for Active Pharmaceutical Ingredients” as applied to investigational drugs (Section 19).

“cGMP Batch” means a Batch that is stipulated in the Work Statement to be manufactured according to cGMP.

“cGMP Product” means Product manufactured under a cGMP Batch.

“CHEF1® Technology” means [* * *].

“CMC Facility” means [* * *].

“CMC Intellectual Property Rights” means [* * *].

“CMC Know-How” means [* * *].

“CMC’s Fault” means [* * *].

“Commencement Date” means, with respect [* * *].

“Confidential Information” means information of a confidential nature and in any form (oral, written or otherwise) the use of which is governed according to the provisions of Section 9.  For clarity, the Confidential Information of each party will include all information and materials disclosed by the parties and their representatives under the Confidentiality Agreement by and between the parties dated as of June 12, 2015.

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Ommissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

“Customer Intellectual Property Rights” means Intellectual Property rights and Customer Know-How owned by Customer or licensed to Customer by a third party covering any aspect of the Services or materials, techniques or processes used in the Services.

“Customer Know-How” means all information, techniques and technical information known to Customer in connection with the Cell Line, Customer Materials or Process which is not known to CMC or of general public knowledge.

“Customer Materials” means the [* * *].

“Deliverables” means the data, results and materials generated from the performance of the Services [* * *].

“Development Services” means any or all parts of the development and manufacturing services to be conducted by CMC as fully described in the relevant Work Statement which are not subject to cGMP standards, for clarity the Development Services will include the full scale engineering batch.

“Manufacturing Services” means any or all parts of the development and manufacturing services to be conducted by CMC as fully described in the relevant Work Statement which are subject to cGMP standards.

“Drug History Record” means all lot disposition documentation relevant to a cGMP Batch to be provided to Customer with the Product from that cGMP Batch as described in the Work Statement, including a Certificate of Analysis.

“Drug Substance” means the biological or chemical entities described or classified in the Work Statement [* * *].

“Intellectual Property” means all intellectual property rights, including patents, supplementary protection certificates, utility models, trademarks, database rights, rights in designs, copyrights (whether or not any of these are registered or capable of being registered) and including all applications and the right to apply for registered protection of the foregoing and all inventions, trade secrets, know-how, techniques and confidential information, and all rights and forms of protection of a similar nature or having equivalent or similar effect to any of these which may subsist anywhere in the world, in each case for their full term and together with any renewals or extensions.

“Non-Fault Delay” means a delay in the Services to the extent caused by [* * *].

“Objective” means the desired outcome of the Services as described in the Work Statement.

“Permitted Recipients” means the directors, officers, employees, Testing Laboratories or professional advisers who are required, on a need‑to‑know basis, in the course of their duties to receive and consider the Confidential Information for the purpose of enabling the relevant party to perform its obligations under this Agreement; provided, that those persons are under obligations of confidence no less onerous than those set out in Section 9 imposed on the Recipient Party.

“Price” means [* * *].

“Process” means [* * *].

“Product” means [* * *].

“Quality Agreement” means the agreement between the parties defining the quality responsibilities, including cGMP standards, regarding the performance of the Services.

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Ommissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

“Regulatory Obligations” means those mandatory regulatory requirements applicable in Europe and the U.S. to the manufacture of cGMP Product for human use.

“Scientific Delay” means a delay in the Services to the extent caused by [* * *].

“Services” means any or all parts of the Development Services and Manufacturing Services to be conducted by CMC as fully described in the relevant Work Statement.

“Shipping Guidelines” means the storage and transport guidelines for the Product that are determined by mutual written agreement of the parties.

“Slot” means, with respect to CMC’s cGMP manufacturing suite, the period of time the suite is reserved in preparation for and the performance of a Batch.

“Specification” means the specification of the Product either as defined in the Work Statement or as otherwise agreed between the parties or modified in accordance with Section 4.2.2.

“Stage” means a particular activity or series of conjoined activities that constitute a main step in the Services and that is more specifically identified in the Work Statement by the breakdown of the Services into numbered stages.

“Standard Operating Procedures” or “SOPs” means the standard operating procedures of CMC in place from time to time that define CMC’s methods of performing activities applicable to the Services.

“Testing Laboratories” means any [* * *].

“Timeline” means the non‑binding estimated timeline for the performance of the Services as set out in the Work Statement.

“Work Statement” means the work statement attached as Appendix II and any other work statements that may be agreed on by the parties during the Term, as may be revised by [* * *].  To be valid, a Work Statement must be signed by both parties.

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Ommissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

APPENDIX II

Incidental Fees

Storage Fees for Deliverables:

Handling Fee for Shipments:

Storage Fee:

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Ommissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Appendix III

WORK STATEMENT NO. 01

THIS WORK STATEMENT NO. 01 (“[* * *] DMSA WS01”) is dated as of May 20  2016 (“Effective Date”) by and between CMC ICOS BIOLOGICS, INC. (“CMC”), CMC BIOLOGICS A/S (“CMC”) and Catalyst Bioscience, Inc. (“Customer”), and upon execution will be incorporated into and governed by the terms and conditions of the Development and Manufacturing Services Agreement between Customer and CMC dated May   2016 (the “Agreement”).  Capitalized terms used in this Work Statement but not otherwise defined will have the same meanings as set forth in the Agreement.

Customer engages CMC to provide the Services, as follows.

1.	API/Drug Substance and Product.

A recombinant human Factor VIIa (CB 813d). CB 813d is an improved version of this molecule with enhanced activity and longer half-life, thus requiring lower and fewer doses than the commercially available NovoSeven®.

2.	Services. CMC will provide the following Services to Customer:

As described on the APPENDIX 1

3.	Facility(ies). The Services described above will be rendered at the following facilities of CMC:

[* * *]

4.	Customer Materials. Customer will provide to CMC the following materials to be used by CMC to perform the Services:

As described in the APPENDIX 1

5.	Customer Equipment.

NA

6.	CMC Representative. [* * *], Sr. Director, Business Development, [* * *],Tel: [* * *]
7.	Customer Representative. [* * *], VP Manufacturing Operations, [* * *], Tel: [* * *]
8.

Compensation. The total compensation due CMC for Services under this Work Statement is Three Million, Seven Hundred Ninety-four Thousand, Five Hundred U.S. Dollars ($3,794,500). If Customer elects to amend this Work Statement to add cGMP manufacture of one or more additional Batches of Product for use in Customer’s clinical trials within [* * *] of the Effective Date of this Work Statement, [* * *].

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Ommissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

CMC will invoice Customer for all amounts due under this Work Statement.  Such amounts will be invoiced in [* * *] to the attention of [* * *] and per Payment Terms in 7.2 the Agreement:

Stage	Description	Estimated Price (USD)
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]
Total		$3,794,500

[* * *].

9.	Incidental Fees.

[* * *]

10.	Assumptions.

The activities outlined in this proposal are based on the following assumptions.

[* * *]

[Signatures on next page]

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Ommissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF the parties have caused this Work Statement No. 01 to be executed by their respective representatives duly authorized as of the day and year first above written.

WORK STATEMENT AGREED TO AND ACCEPTED BY:

Catalyst Biosciences, Inc.		CMC ICOS BIOLOGICS, INC.

By	/s/Nassim Usman, Ph.D.	By	/s/Gustavo Mahler

Print Name	Nassim Usman, Ph.D.	Print Name	Gustavo Mahler

Title	President & CEO	Title	President & CEO

Date	May 20, 2016	Date	May 23, 2016

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Ommissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

APPENDIX 1

SCOPE OF WORK

Stage 1 – [* * *]

[* * *]

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Ommissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Stage 4 – [* * *]

[* * *]

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Ommissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Stage 6 – [* * *]

[* * *]

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Ommissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Stage 7 – [* * *]

[* * *]

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Ommissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Stage 8 – [* * *]

[* * *]

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Ommissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Stage 9 – [* * *]

[* * *]

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Ommissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Stage 10 – [* * *]

[* * *]

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Ommissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Stage 11 – [* * *]

[* * *]

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Ommissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

Stage 12 –[* * *]

[* * *]

CONFIDENTIAL

Pages 17 of 21

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Ommissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

Stage 13 – [* * *]

[* * *]

CONFIDENTIAL
Pages 18 of 21

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Ommissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

Stage 14 – [* * *]

[* * *]

[* * *]

CONFIDENTIAL
Pages 19 of 21

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Ommissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

[* * *]

[* * *]

CONFIDENTIAL
Pages 20 of 21

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Ommissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

All terms and conditions of the Agreement will apply to this Work Statement. In the event of any conflict between this Work Statement and the terms of the Agreement, the terms of the Agreement will control.

[Remainder of page left blank intentionally]

CONFIDENTIAL
Pages 21 of 21

Confidential treatment has been sought for portions of this agreement. The copy filed herewithin omits the information subject to the confidential treatment request. Ommissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

APPENDIX IV

Commercial Supply Terms

[* * *].

CONFIDENTIAL